UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Definitive Proxy Statement

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☒	Soliciting Material Under Rule 14a-12

Ingram Micro Inc.

(Name of Registrant as Specified In Its Charter)

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Ingram Micro Deal FAQs (updated as of March 7, 2016)

1.	Why is Ingram Micro selling itself? Why now?

•	The Board regularly evaluates opportunities to maximize value and believes that this transaction is in the best interest of our stockholders.

•	We believe that the merger delivers near term, considerable value to our stockholders at a substantial premium.

2.	How did this transaction come about? Who reached out to whom?

•	In connection with the merger and the related stockholder approval process, Ingram Micro will be filing a proxy with the SEC in the coming weeks which provides context about the background of the merger as well as the decision process of Ingram Micro’s Board of Directors.

3.	Why is this premium / valuation a good deal for stockholders?

•	Along with the assistance of its advisors, the Board determined that this transaction to be acquired by Tianjin Tianhai Investment Company, Ltd. (Tianjin Tianhai), a subsidiary of the HNA Group, is in the best interest of our stockholders.

•	The transaction delivers near-term, compelling value to our stockholders at a substantial premium of approximately 39% over the average closing share price for the 30 trading days ended February 16, 2016.

4.	Is there a go-shop provision?

•	No

5.	What regulatory reviews are required?

•	This transaction is subject to customary regulatory review including antitrust review in the United States, European Union, the PRC and other jurisdictions, as well as clearance by the Shanghai Stock Exchange and other applicable PRC approvals.

•	We do not currently anticipate any major hurdles from regulatory reviews.

•	The parties do not currently plan to file for CFIUS approval.

6.	How is Tianjin Tianhai /HNA Group funding the merger? Are funding commitments already in place?

•	Tianjin Tianhai/HNA Group will fund the merger using its own funds as well as proceeds from financing. Tianjin Tianhai/HNA Group has good working relationships with a number of Chinese banks and financing institutions.

7.	Is there a financing condition?

•	The transaction is not subject to financing closing condition.

•	However, Tianjin Tianhai’s liability is limited to the amount of the termination fee that it may be required to pay under the transaction agreement, but please refer to the transaction agreement that we expect to file shortly for further information regarding the transaction terms.

8.	What stockholder votes are required to approve the merger?

•	Approvals of both Ingram Micro’s and Tianjin Tianhai’s stockholders are required to approve the merger.

•	The merger must be approved by at least two-thirds of the stockholders of Tianjin Tianhai voting on the transaction at a special meeting called for that purpose. HNA Group will not be permitted to vote its shares in favor of the transaction.

•	In the event that the Tianjin Tianhai stockholders do not vote in favor of the merger, the HNA Group has agreed that it will assume the obligations of Tianjin Tianhai under the merger agreement and become obligated to acquire Ingram Micro directly (subject to satisfaction or waiver of the other conditions in the merger agreement).

9.	Is there a breakup fee? What is it?

•	There is an “interloper” break-up fee of $120 million, but please refer to the transaction agreement that we expect to file shortly for further information regarding the merger terms.

•	The merger agreement also provides that upon termination of the agreement under certain circumstances, Tianjin Tianhai would be obligated to pay Ingram Micro a termination fee, which will be equal to $200 million if the agreement is terminated in the first 30 days after signing, $300 million if the agreement is terminated between the 31st day and the 60th day after signing, and $400 million if the agreement is terminated any time after the 61st day following signing, but please refer to the transaction agreement that we expect to file shortly for further information regarding the transaction terms.

10.	When do you anticipate holding Ingram Micro’s stockholder vote?

•	We will act promptly to file the required proxy materials and schedule the vote of Ingram Micro’s stockholders.

11.	Why are you suspending your dividend and share repurchase program?

•	As part of the merger agreement, Ingram Micro agreed to suspend our dividend and share repurchase programs.

•	We are confident we are delivering significant stockholders value through this merger.

12.	What happens to Ingram Micro management?

•	Our current management team is expected to remain in place and Ingram Micro will continue to be headquartered in Irvine, California, operating as a subsidiary of Tianjin Tianhai and as part of HNA Group.

13.	What changes should vendors or customers expect when Ingram Micro is a part of HNA Group?

•	We do not expect this merger to impact the way we do business together, it simply represents a change in our equity ownership.

14.	Is this acquisition going to change your financial rating and ability to maintain your credit access and thus support the business?

•	We will be engaging in discussions with the relevant ratings agencies regarding this merger in due course.

•	Our expectation is that Ingram Micro will maintain a healthy balance sheet and a strong financial position that will provide our vendor and customer partners with the financial support and comfort they are accustomed to when doing business with Ingram Micro.

•	HNA Group has assured us that it will not significantly change our capital structure and we expect to be able to leverage HNA Group’s financial strength.

15.	Will Ingram Micro maintain the same level of compliance?

•	Maintaining the high level of compliance Ingram Micro is known for is integral to our success.

•	In fact, Ingram Micro holds an ISO 27001 certification, which is globally recognized as one of the highest standards of compliance and controls for information security management systems, and expects to continue to maintain such certification following the acquisition.

•	In addition, HNA Group has assured us that our compliance efforts will not change as a result of the change in ownership, and specifically that:

•	Our compliance groups throughout the world will remain in place,

•	Your point of contact will remain the same,

•	Our executive team will remain the same, and

•	Our facilities throughout the world will remain the same.

•	Our executive team is committed to maintaining the highest ethical standards and we will remain subject to applicable laws, including U.S. laws and regulations.

16.	Why does Ingram Micro hold an ISO 27001 certification, rather than simply adhering to the Sarbanes Oxley controls and requirements?

•	While Sarbanes Oxley addresses the accuracy of financial reporting and includes controls such as data security standards and compliance, ISO 27001 certification goes further to address security risks tied to confidentiality, integrity and availability of our environment and systems.

•	We have invested in an ISO 27001 certification to ensure that our data, and the data of our customers, business partners and other affiliates, is protected and our systems managed following the highest global standards.

•	Our adoption of the ISO 27001 certification also gives Ingram Micro’s partners and business affiliates an added level of assurance in how we handle controlled unclassified information (CUI), relative to business transacted within the U.S. public sector.

•	Through our adoption and expected continued maintenance of an ISO 27001 certification, Ingram Micro is prepared to handle CUI, and all other data generated as a result of our transacting business, with safeguards meeting the highest global standards.

17.	Will the Ingram Micro name and brand stay the same?

•	Ingram Micro’s name and brand are well regarded and are not expected to change as a result of this merger.

•	HNA Group has assured us it is committed to maintaining Ingram Micro’s integrity and brand excellence.

•	Our commitment to maintaining our trusted relationships with our vendor and customer partners is unwavering.

18.	Will your business strategy change?

•	We do not anticipate a change in our business strategy as a result of this merger, if anything we will be able to accelerate our investments and execution.

•	HNA Group has assured us it fully supports Ingram Micro’s strategic direction and is dedicated to offering innovative solutions across the IT ecosystem and providing a superior vendor experience.

•	Innovation, new services introduction, brand management and ensuring the stability and continuity of the business operations they acquire are fundamental to HNA Group’s overall strategy.

•	In fact, as a part of HNA Group, Ingram Micro expects to have the ability to accelerate our investments, both organically and through M&A, to enhance and add to our capabilities in high value IT solutions, mobility lifecycle services, commerce and fulfillment solutions and cloud, while also continuing to extend our geographic reach.

19.	Do any other companies in your industry have foreign owners or significant foreign-based investors?

•	Yes, many companies in our industry have foreign owners or significant foreign-based investors. For instance, Lenovo, Acer, Asus, and Toshiba, which manufacture PCs and computing products used by many U.S. companies, are foreign owned. In tech distribution, the parent of WestconGroup is based in South Africa, and the largest shareholder of Synnex is based in Taiwan.

Additional Information

In connection with the proposed merger, Ingram Micro will file a proxy statement with the Securities and Exchange Commission (the “SEC”). STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain a free copy of the proxy statement (when available) and any other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. In addition, stockholders will be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) from the “Investors” section of Ingram Micro’s website or by contacting Ingram Micro’s investor relations department via e-mail at damon.wright@ingrammicro.com

Participants in the Solicitation

Ingram Micro and its directors, executive officers and other members of its management and employees as well as Tianjin Tianhai and the HNA Group and their respective directors and officers may be deemed to be participants in the solicitation of proxies from Ingram Micro’s stockholders with respect to the merger. Information about Ingram Micro’s directors and executive officers and their ownership of Ingram Micro’s common stock is set forth in the proxy statement for Ingram Micro’s 2015 Annual Meeting of Stockholders and Ingram Micro’s Annual Report on Form 10-K for the fiscal year ended January 3, 2015. Stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the merger, including the interests of Ingram Micro’s directors and executive officers in the merger, which may be different than those of Ingram Micro’s stockholders generally, by reading the proxy statement (when available) and other relevant documents regarding the merger, which will be filed with the SEC.

Cautionary Statement for the Purpose of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995

The matters in this communication that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act are based on current management expectations. Certain risks may cause such expectations to not be achieved and, in turn, may have a material adverse effect on Ingram Micro’s business, financial condition and results of operations. Ingram Micro disclaims any duty to update any forward-looking statements. Important risk factors that could cause actual results to differ materially from those discussed in the forward-looking statements include, without limitation: (1) changes in macro-economic and geopolitical conditions can affect our business and results of operations; (2) our acquisition and investment strategies may not produce the expected benefits, which may adversely affect results of operations; (3) we are dependent on a variety of information systems, which, if not properly functioning, and available, or if we experience system security breaches, data protection breaches or other cyber-attacks, could adversely disrupt our business and harm our reputation and net sales; (4) the validity, subsistence and enforceability of the patent portfolio that we currently hold or acquire may be challenged, and we have a risk of being involved in intellectual property disputes that could cause us to incur substantial costs, divert the efforts of management or require us to pay substantial damages or licensing fees; (5) failure to retain and recruit key personnel would harm our ability to meet key objectives; (6) we operate a global business that exposes us to risks associated with conducting business in multiple jurisdictions; (7) our failure to adequately adapt to industry changes could negatively impact our future operating results; (8) we continually experience intense competition across all markets for our products and services; (9) termination of a key supply or services agreement or a significant change in supplier terms or conditions of sale could negatively affect our operating margins, revenue or the level of capital required to fund our operations; (10) substantial defaults by our customers or the loss of significant customers could negatively impact our business, results of operations, financial condition or liquidity; (11) changes in, or interpretations of, tax rules and regulations, changes in the mix of our business amongst different tax jurisdictions, and deterioration of the performance of our business may adversely affect our effective income tax rates or operating margins and we may be required to pay additional taxes and/or tax assessments, as well as record valuation allowances relating to our deferred tax assets; (12) our goodwill and identifiable intangible assets could become impaired, which could reduce the value of our assets and reduce our net income in the year in which the write-off occurs; (13) changes in our credit rating or other market factors, such as adverse capital and credit market conditions or reductions in cash flow from operations may affect our ability to meet liquidity needs, reduce access to capital, and/or increase our costs of borrowing; (14) we cannot predict the outcome of litigation matters and other contingencies that we may be involved with from time to time; (15) Our failure to comply with the requirements of environmental regulations could adversely affect our business; (16) we face a variety of risks in our reliance on third-party service companies, including shipping companies, for the delivery of our products and outsourcing arrangements; (17) changes in accounting rules could adversely affect our future operating results; (18) our quarterly results have fluctuated significantly; (19) despite its global presence, Ingram Micro may fail to proactively identify and tap into emerging markets and geographies; (20) the possibility of our acquisition by Tianjin Tianhai / the HNA Group not being timely completed, if completed at all; and (21) prior to the completion of our acquisition by Tianjin Tianhai / the HNA Group, our business experiencing disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with vendors, customers, licensees, other business partners or governmental entities, or retain key employees. We have historically instituted, and will continue to institute, changes to our strategies, operations and processes in an effort to address and mitigate risks; however, there are no assurances that Ingram Micro will be successful in these efforts. For a further discussion of significant factors to consider in connection with forward-looking statements concerning Ingram Micro, reference is made to our SEC filings, and specifically to Item 1A-Risk Factors, of our latest Annual Report on Form 10K.